Exhibit 99.2

Release: Argo to Acquire Heritage

N E W S  R E L E A S E

Media Contact:

Jennifer McClellan

Edelman

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Jennifer.mcclellan@edelman.com

ARGO GROUP ANNOUNCES OFFER FOR HERITAGE UNDERWRITING

AGENCY

$272 million All-Cash Transaction Will Expand Product Portfolio and

Provide Access to New Markets

HAMILTON, Bermuda (April 2, 2008) – Argo Group International Holdings Ltd., (Nasdaq GS: AGII), an international underwriter of specialty insurance and reinsurance products in niche areas of the property and casualty market, announced today an offer to acquire Heritage Underwriting Agency, Plc (LSE: HUA), a successful Lloyd’s insurer.

The strategic combination of Argo and Heritage will create a broader underwriting platform, with increased market presence, as well as an extended geographic capability and distribution network.

Subject to relevant legal and regulatory requirements and to satisfaction of customary conditions for a transaction of this type, the deal is expected to close within three months. Argo intends the Heritage management team to remain in place.

“Coming just eight months after our merger with PXRE Group, Ltd., our acquisition of Heritage is another important milestone towards becoming a leading international specialty underwriter,” said Mark E. Watson III, President and Chief Executive Officer of Argo Group. “Heritage is a successful quoted Lloyd’s insurer with a core team of underwriters who have a track record of profitable underwriting results across the underwriting cycle. Its mix of property and liability business, and access to the Lloyd’s market, make it a complementary addition to our Bermuda and U.S. books of business. We look forward to serving Heritage’s customers and partners within the Lloyd’s market, and to introducing new business from the extensive Argo Group distribution network. We are also extremely pleased to welcome the Heritage employees to the Argo team.”

“In recent years, Heritage has developed a successful and profitable underwriting business,” said John Kavanaugh, Chairman of Heritage Underwriting Agency. “The Heritage Board is confident that the business will continue to thrive under the ownership of Argo as part of a diversified group with significant U.S. and international platforms and access to capital.”

Release: Argo to Acquire Heritage

Argo will hold a conference call for analysts and investors on Wednesday, April 2, 2008, at 1:00 p.m., London time. The conference call dial-in numbers are as follows: International: (617) 213-8847 (Passcode: 67316218); U.S.: (866) 203-2528 (Passcode: 67316218).

HSBC served as financial advisor to Argo Group during this transaction and Mayer Brown International acted as Argo Group’s outside legal counsel. KBC Peel Hunt and Hines Associates served as financial advisors to Heritage during this transaction and Clyde & Co. acted as Heritage’s outside legal counsel.

The complete offer announcement will be attached to the Company’s Form 8-K. to be filed shortly with the Securities and Exchange Commission and may be obtained at www.sec.gov. and is immediately available on the London Stock Exchange website, www.londonstockexchange.com.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Headquartered in Hamilton, Bermuda, Argo Group International Holdings, Ltd. (Nasdaq GS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Select Markets, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com. Argo Group is the combined international holding company resulting from the Aug. 7, 2007 merger of Argonaut Group, Inc. and PXRE Group, Ltd.

ABOUT HERITAGE UNDERWRITING AGENCY

Heritage is a specialist insurer based in London. Its business is focused on underwriting worldwide property and non-US liability risks.

The worldwide property unit concentrates on underwriting short-tail risks with an emphasis on commercial property. The unit has a flexible approach to underwriting and can identify and respond to opportunities in territories and classes of business as they arise. The non-US liability unit underwrites non-US professional indemnity insurance and other liability classes.

For 2007 Heritage managed total premium capacity of £315m (US$630), of which £139m (US$178) (44%) was owned by the Group.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of US federal securities laws. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group’s filings with the SEC. The inclusion of a forward-looking statement herein should

Release: Argo to Acquire Heritage

not be regarded as a representation by Argo Group that Argo Group’s objectives will be achieved. Argo Group assumes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required pursuant to applicable law.

DISCLAIMER

Neither this announcement nor the complete offer announcement is an offer for securities for sale or purchase nor a solicitation of an offer for securities for sale in any jurisdiction. The offer to purchase or solicitation of offers to sell will be made in accordance with UK law and the UK City Code on Takeovers and Mergers (the “U.K. City Code”) and pursuant to an offer document and the relevant acceptance form which will, when issued, contain the full terms and conditions of the offer, including details of how to accept the offer. Unless otherwise determined by Argo Group or required by the U.K. City Code and permitted by applicable law and regulation, the offer is not being, and will not be made, directly or indirectly, in or into Canada, Australia, Japan or any other restricted jurisdiction (being any other jurisdiction where local law or regulations may restrict the release, publication or distribution of information concerning the offer or result in a significant risk of civil, regulatory or criminal exposure or prosecution if information concerning the offer is sent or made available to shareholders of Heritage in that jurisdiction), and the offer may not be capable of acceptance from or within Canada, Australia, Japan or any other restricted jurisdiction (as described above). Accordingly, unless otherwise determined by Argo Group or required by the U.K. City Code and permitted by applicable law and regulation, copies of this announcement and any other documents related to the offer are not being, and must not be, indirectly or directly, mailed, transmitted or otherwise forwarded, distributed or sent in, into or from Canada, Australia, Japan or any other restricted jurisdiction (as described above). All persons receiving the complete offer announcement (including, without limitation, custodians, nominees and trustees) should observe these restrictions and any applicable legal or regulatory requirements of their jurisdiction and must not mail or otherwise forward, send or distribute the complete offer announcement in, into or from Canada, Australia, Japan or any other restricted jurisdiction (as described above). Any person (including without limitation, any custodian, nominee or trustee) who would, or otherwise intends to, or may have a contractual or legal obligation to, forward the complete offer announcement or other documents related to the offer to any jurisdiction outside the U.K. should inform themselves of, and observe, any applicable legal or regulatory requirements of such jurisdiction.

The offer will be made in the United States pursuant to an exemption provided by Rule 14d-1(d) from compliance with certain US tender offer rules under the United States Securities Exchange Act 1934, as amended.